Exhibit 10.2

FIRST AMENDMENT AND RESOLUTIONS TO THE TRUIST FINANCIAL CORPORATION NON-QUALIFIED DEFINED CONTRIBUTION PLAN

WHEREAS, Truist Financial Corporation (the “Company”) sponsors the Truist Financial Corporation Non-qualified Defined Contribution Plan (the “Plan”) for the purpose of (1) supplementing the benefits payable to certain participants under the Truist Financial Corporation 401(k) Savings Plan to the extent that such benefits are curtailed by the application of certain limits imposed by the Internal Revenue Code, and (2) providing certain participants in the Company’s executive incentive compensation plans with an effective means of deferring a portion of the payments they are entitled to receive under such plans on a pre-tax basis.

WHEREAS, Article 13 of the Plan provides that the Board may, at any time, amend the Plan;

WHEREAS, the Board of Directors of the Company has delegated the ability to sign a Plan amendment to any member of the Company’s Executive Leadership; and

WHEREAS, it has been determined that the financial impact on the Company of this amendment is below the Sarbanes Oxley materiality threshold.

NOW, THEREFORE, BE IT RESOLVED, that, effective July 5, Article IX of the Plan is hereby amended to read as follows:

The Plan is intended to be both an excess benefit plan and an unfunded plan of deferred compensation maintained for a select group of highly compensated or management employees. The obligation of the Employer to make payments hereunder may constitute a general unsecured obligation of the Employer to the Participant. Notwithstanding the foregoing, the Company shall establish and maintain a special separate fund as provided for in the document entitled “Truist Financial Corporation Non-Qualified Deferred Compensation Trust.” Notwithstanding the foregoing, no Participant or his Beneficiary shall have any legal or equitable rights, interest or claims in any particular asset of the trust or the Employer by reason of the Employer’s obligation hereunder, and nothing contained herein shall create or be construed as creating any other fiduciary relationship between the Employer and a Participant or any other person. To the extent that any person acquires a right to receive payments from the trust or the Employer hereunder, such right shall be no greater than the right of an unsecured creditor of the Employer.

BE IT FURTHER RESOLVED, that effective July 5, 2023, the self-brokerage option allowed under Section 2.1(21) of the Plan is closed to Participants. Notwithstanding the foregoing, Participants who, as of June 30, 2023, have amounts deemed invested through the self-directed brokerage option may continue to use the self-brokerage option.

BE IT FURTHER RESOLVED, that effective July 5, 2023, the Truist Financial Corporation Non-Qualified Deferred Compensation Trust (the "Trust") shall be bifurcated into two (2) separate trusts (i.e., “Trust #1” and “Trust #2”). Without limiting the Company’s authority to name successor Trustees, Fidelity Management Trust Company shall be the Trustee for Trust #1 and Truist Bank shall be the Trustee for Trust #2.

BE IT FURTHER RESOLVED, that, effective July 5, 2023, all current investments in Truist #1 that are not invested in the self-directed brokerage option shall be transferred to Trust #2 and reinvested as determined by the Company.

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BE IT FURTHER RESOLVED, that, effective July 5, 2023, future contributions made by Participants and/or the Company may, except as otherwise required by the Plan or Trust, be held on the Company’s general ledger and not by Trust #1 or Trust #2.

BE IT FURTHER RESOLVED, that effective as of the date hereof, that the appropriate officers of the Company are hereby empowered to approve or authorize, as the case may be, such further action and the preparation, execution, and delivery of all such instruments and documents, and each of them hereby is, authorized to take all further action and to execute and deliver such further instruments and documents, in the name of the Company, with such modifications not materially affecting their provisions as he or she may deem necessary or appropriate in order to fully carry out the intent and accomplish the purpose of the foregoing amendments and resolutions.

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Executed on this 2     of     May        , 2023

TRUIST FINANCIAL CORPORATION
By:	/s/Ellen M. Fitzsimmons
Printed Name:	Ellen M. Fitzsimmons
Title:	Chief Legal Officer and Head of Public Affairs
Date:	5/2/23

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